Exhibit 10.1

CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

     This CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 1, 2004, and is by and among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually as a Lender and as Agent for the Lenders (“Agent”), ODYSSEY HEALTHCARE OPERATING A, LP, a Delaware limited partnership (“OpCoA”), ODYSSEY HEALTHCARE OPERATING B, LP, a Delaware limited partnership (“OpCoB”), HOSPICE OF THE PALM COAST, INC., a Florida not for profit corporation (“Palm Coast”; OpCoA, OpCoB and Palm Coast being referred to together as the “Borrowers” and each individually as a “Borrower”), the other Credit Parties signatory hereto and the other Lenders signatory hereto.

W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit Agreement dated as of May 14, 2004, by and among Agent, the Lenders from time to time party thereto (“Lenders”), Borrowers and the other Credit Parties signatory from time to time thereto (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrowers;

     WHEREAS, Holdings desires to make payments to purchase or redeem its Stock (or warrants, options or other rights to acquire such Stock) in an aggregate amount not to exceed $30,000,000 (the “Stock Repurchase”); and

     WHEREAS, Borrowers desire that Agent and Lenders (i) consent to consummation of the Stock Repurchase and (ii) amend the Credit Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Consent. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations and warranties set forth in Section 6 below, Agent and the undersigned Lenders hereby consent to the consummation of Stock Repurchase using the Credit Parties’ unrestricted cash on hand so long as (a) no proceeds of Revolving Credit Advances are used to consummate the Stock Repurchase, (b) no Default or Event of Default exists at the time of any such payment or would occur as a result thereof and (c) at the time of the consummation of the Stock Repurchase, (i) Credit Parties are in compliance with all disclosure requirements under all applicable securities laws and (ii) the Credit Parties shall have publicly disclosed all known material facts relating to any pending or threatened claim, suit, action, investigation, proceeding or demand by the United States Department of Justice or any other Governmental Authority of the Credit Parties; provided, that payments made in connection with the consummation of the Stock Repurchase shall be deemed to reduce the amount of payments permitted to be made by Holdings pursuant to

Section 6.14(e) of the Credit Agreement. The foregoing consent is a limited consent, which shall be effective only with respect to the specific facts set forth above. Such limited consent shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Credit Agreement or to prejudice any right or remedy that Agent or Lenders may now have or may have in the future under or in connection with any of the Loan Documents.

     2. Amendment. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations and warranties set forth in Section 6 below, the defined term “Indebtedness” set forth in Annex A to the Credit Agreement is hereby amended and restated in its entirety as follows:

     “ ‘Indebtedness’ means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) the Obligations and (j) all damages, penalties and fines incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by the United States Department of Justice or any other Governmental Authority to the extent such damages, penalties or fines are as a result of, arising from or in connection with an investigation or action by the United States Department of Justice.”

     3. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent or concurrent:

     (a) Agent shall have received this Amendment executed by Borrowers and the Requisite Lenders;

     (b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent, Lenders and their respective legal counsel; and

     (c) No Default or Event of Default shall have occurred and be continuing, both before and after giving effect to the provisions of this Amendment.

     4. Post Closing Covenants. Subject to the satisfaction of the conditions set forth in Section 3 above, and in reliance on the representations and warranties set forth in Section 6 below, Agent and Lenders hereby waive the closing requirements set forth in subsections E(a)(iii) and E(b) of Annex D to the Credit Agreement as conditions to the making of the initial Revolving Credit Advance and the incurrence of the initial Letter of Credit Obligations. In consideration thereof, Borrowers have agreed to satisfy the following items within the time periods set forth therein and failure to do so shall be deemed to be an immediate Event of Default under the Credit Agreement:

     (a) Within 30 days of the date hereof, Borrowers shall deliver Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower; and

     (b) Within 30 days of the date hereof, Borrowers shall deliver evidence, satisfactory to Agent, that the assets acquired by the Credit Parties from Alternative Healthcare System, Inc. d/b/a Hospice of Southwest Louisiana are free and clean of Liens other than Liens permitted under Section 6.7.

     5. References; Effectiveness. Agent, Lenders and Borrowers hereby agree that, upon the effectiveness of this Amendment, all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as modified by this Amendment.

     6. Representations and Warranties. To induce Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Lenders that:

     (a) All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties remain true and accurate on and as of such earlier date);

     (b) This Amendment constitutes the legal, valid and binding obligation of such Borrower and is enforceable against such Borrower in accordance with its terms;

     (c) There is no Default or Event Default in existence and none would result from the consummation of the transactions described in, and the subject of, this Amendment;

     (d) The execution and delivery by each Borrower of this Amendment does not require the consent or approval of any person or entity, except such consents and approvals as have been obtained; and

     (e) No information contained in any Financial Statements, reports, notices, proxy statements, registration statements, prospectuses or press releases made publicly available by any Credit Party to its security holders or filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

     7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     8. Continued Effectiveness. Except as modified hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms and each such Loan Document is hereby ratified in all respects.

[Signature page follows]

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and a Lender

By: /s/ Brent Shepherd
Name: Brent Shepherd
Title: Duly Authorized Signatory

BORROWERS:

ODYSSEY HEALTHCARE OPERATING A, LP

By:	Odyssey HealthCare GP, LLC
Its:	General Partner

By: /s/ Douglas B. Cannon
	Name:	Douglas B. Cannon
	Title:	Senior Vice President and Chief
Financial Officer

ODYSSEY HEALTHCARE OPERATING B, LP

By:	Odyssey HealthCare GP, LLC
Its:	General Partner

By: /s/ Douglas B. Cannon
	Name:	Douglas B. Cannon
	Title:	Senior Vice President and Chief
Financial Officer

HOSPICE OF THE PALM COAST, INC.
By: /s/ Douglas B. Cannon
	Name:	Douglas B. Cannon
	Title:	Senior Vice President and Chief
Financial Officer

CREDIT PARTIES:

ODYSSEY HEALTHCARE, INC.

By: /s/ Douglas B. Cannon
Name: Douglas B. Cannon
Its: Senior Vice President and Chief Financial Officer

ODYSSEY HEALTHCARE HOLDING COMPANY

By: /s/ Douglas B. Cannon
Name: Douglas B. Cannon
Title: Senior Vice President and Chief Financial Officer

ODYSSEY HEALTHCARE GP, LLC

By: /s/ Douglas B. Cannon
Name: Douglas B. Cannon
Title: Senior Vice President and Chief Financial Officer

ODYSSEY HEALTHCARE LP, LLC

By: /s/ Beth Imlay
Name: Beth Imlay
Title: Manager

ODYSSEY HEALTHCARE MANAGEMENT, LP

By Odyssey HealthCare GP, LLC, its general partner

By: /s/ Douglas B. Cannon
Name: Douglas B. Cannon
Title:	Senior Vice President and Chief Financial
Officer